Lithium Technology Corporation 10-Q
Exhibit 10.40

LITHIUM TECHNOLOGY CORPORATION
10379B Democracy Lane
Fairfax, VA 22030

January __, 2011

________________, Managing Partner
FIDESSA Asset Management S.A.
16, rue Jean Pierre Brasseur
L-1258 Luxembourg

Re:	Issuance of Shares of Common Stock of Lithium Technology Corporation (the "Company")

Dear _________________,

This letter agreement (the “Agreement”) sets forth the terms and conditions pursuant to which the Company is willing to issue shares of its Common Stock, $.01 par value (“Common Stock”) to FIDESSA Asset Management S.A. (“FIDESSA”).

FIDESSA provided certain professional services to the Company pursuant to a Professional Services Agreement entered into with the Company dated as of April 1, 2008 (the “Services Agreement”), including the introduction to the Company of certain of its investors (the “FIDESSA Investors”) who purchased convertible debt instruments from the Company (collectively, the “Debt Instruments”).  The terms of such Debt Instruments include a maturity date of December 31, 2010 (the “Maturity Date”) as well as the holder’s ability to convert the principal of and accrued interest on the Debt Instrument into shares of the Company’s Common Stock prior to the Maturity Date and to accelerate payment upon the occurrence of an event of default by the Company.

In connection with certain proposed strategic transactions between the Company and a strategic investor, the Company is required to restructure the terms of its existing outstanding debt, including each Debt Instrument.  Such restructuring includes the extension of each Debt Instrument’s Maturity Date to July 1, 2013 (the “New Maturity Date”), the elimination of the holder’s right to convert the principal of and accrued interest on each such Debt Instrument at any time prior to the New Maturity Date and the waiver of the holder’s right to accelerate payment of the Debt Instrument with respect to any prior events of default (collectively, the “Amendments”).  The Amendments shall be set forth in an Amended Debt Instrument entered into by the Company with each of the FIDESSA Investors.

The Company and FIDESSA hereby agree to the following:

1.
In consideration of FIDESSA’s assistance in obtaining an executed Amended Debt Instrument from each of the FIDESSA Investors and FIDESSA’s release of any claims relating to the non-payment of any amounts owed or owing with respect to FIDESSA’s services, the Company shall issue to FIDESSA a certificate for 20,198,224 shares of Common Stock at $.03 per share, for an aggregate amount equal to Five Hundred Thousand Euros (€ 500,000) (the “Shares”).

2.
FIDESSA understands and agrees that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration requirements; and (ii) any sale of such Shares made in reliance on Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or a successor rule thereto (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder.

3.
FIDESSA understands and that the certificate(s) or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.

The Company shall, promptly following delivery by FIDESSA of certificates for the Shares bearing a restrictive legend, issue a certificate without such legend if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, or (ii) after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act.  The Company acknowledges and agrees that FIDESSA may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.
FIDESSA represents and warrants to the Company the following: (i) FIDESSA is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, FIDESSA reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering the Shares or an available exemption under the Securities Act; (ii) FIDESSA is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that FIDESSA is capable of evaluating the merits and risks of FIDESSA’s prospective investment in the Company, and has the ability to bear the economic risks of the investment; (iii) FIDESSA has been afforded the opportunity to ask questions of the Company and its management, and neither such inquiries nor any other due diligence investigations conducted by FIDESSA or its advisors shall modify, amend or affect FIDESSA’s right to rely on the representations and warranties contained herein regarding the Company; (iv) FIDESSA understands that its investment in the Shares involves a high degree of risk and FIDESSA has the financial wherewithal to lose its entire investment, and it is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables FIDESSA to obtain information from the Company in order to evaluate the merits and risks of this investment; (v) FIDESSA has sought such accounting, legal and tax advice, as it considered necessary to make an informed investment decision with respect to its acquisition of the Shares; and (vi) FIDESSA understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.  FIDESSA understands and acknowledges that the Company has not undertaken and will undertake no efforts to comply with any laws of any jurisdiction outside the United States relating to the issuance and sale of the Shares.

5.
In consideration of the issuance of the Shares to FIDESSA, FIDESSA hereby acknowledges and agrees that such issuance shall serve as a full and complete settlement of any and all amounts owed or alleged to be owing to FIDESSA for any services of FIDESSA prior to the date hereof.  Each of FIDESSA and its partners, directors, officers and affiliates hereby releases, remises and forever discharges the Company, its directors, officers and affiliates from any and all actions, causes of action, suits, claims, liabilities, obligations or losses of any kind or nature, whether at law or in equity, whether known or unknown, and whether now existing or which may hereafter accrue by reason of any facts or circumstances existing on, before, or after the date of this Agreement, relating to any and all amounts owed or alleged to be owing to FIDESSA.

If the foregoing terms and conditions are acceptable to FIDESSA, please indicate your acceptance on behalf of FIDESSA below where indicated and return an executed copy of this Agreement to the undersigned.  Should you have any questions with regard to the foregoing, please feel free to contact the undersigned with any questions.  Upon receipt of the executed Agreement, the Company shall direct its transfer agent to issue a certificate for the Shares.

Very truly yours, LITHIUM TECHNOLOGY CORPORATION

By:
Name:	Theo M.M. Kremers
Title:	Chief Executive Officer

CONFIRMED AND AGREED
as of the date written above:

FIDESSA ASSET MANAGEMENT S.A.

By:	/s/
Name:
Title: